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                                                                    Exhibit 99.1

                USA NETWORKS INTERACTIVE AND STYLECLICK.COM INC.
                        ANNOUNCE FORMATION OF NEW COMPANY

      Internet Shopping Network and Styleclick.com To Merge In Creation of
               Integrated Merchandising, Sales & Services Company

NEW YORK and LOS ANGELES, January 25, 2000 - USA Networks Interactive, a USA company (NASDAQ: USAI), and Styleclick.com Inc. (NASDAQ: IBUY), a leading enabler of e-commerce for manufacturers and retailers, announced today an agreement to form a new company by merging USA's Internet Shopping Network (ISN) and Styleclick.com. The new company will own and operate the combined properties of Styleclick.com Inc. and ISN. These properties include ISN's FirstAuction.com, delivering over 90 categories of brand name merchandise, FirstJewelry.com, recently named one of the world's top five jewelry sites by Women's Wear Daily, and Styleclick.com's fast growing network of branded e-commerce web sites.

The new company will be named Styleclick, Inc. and will represent one of the leading internet-based merchandising, sales and services companies by providing brand-name retail opportunities to consumers, and third-party retail services to businesses. The new company will also leverage the complementary infrastructure of USA Electronic Commerce and Services, a USA company, in the servicing, marketing, sales and fulfillment of its eCommerce platform and brands.

"In its new capacity, Styleclick will be a unique proposition to both consumers and retailers; one that will offer both constituencies the highest level of technology, customization and reliability," said Dara Khosrowshahi, President, USA Networks Interactive. "The new company will start with clear competitive advantages in how it establishes online commerce verticals, in addition to how it serves and markets them. Paired with the third-party services of USA Electronic Commerce and Services and the media assets of USA, the new company's ability to deliver a great collection of products to market will undeniably position it as a favorite in the field."

By integrating ISN's e-merchandising capabilities with Styleclick.com's select, proprietary technologies such as real-time contextual merchandising, strategic content management and data warehousing, the new company will have unique abilities to acquire, produce, and display transactional retail content across the Internet. It will offer comprehensive custom shopping environments that cater to each consumer's personal preferences and drive immediate purchasing decisions. Distribution plans include major portals and destination sites in addition to the media and commerce assets of USAi.

USAi will also invest $40 million in cash to help fund the new company's growth, contribute $10 million in dedicated media, and will receive warrants to purchase additional shares of the new Styleclick. Upon both the closing of the transaction and on a fully diluted basis, USAi will own approximately 75% of the new company and Styleclick.com stockholders will own approximately 25%. In the interim, USAi will extend a $10 million bridge loan to Styleclick.com. The transaction is expected to close in the second quarter and is subject to regulatory and Styleclick.com stockholder approval. The new company is expected to trade on Nasdaq under the symbol "IBUY."

Maurizio Vecchione, President and Co-CEO, Styleclick.com, Inc. will assume the role of Chief Executive Officer, Styleclick, the new company. Additionally, Bill Lane, Chief Operating Officer, ISN, will become President and Vice Chairman, Ed Zinser, Chief Financial Officer, ISN, will become Chief Operating Officer and Barry Hall, Chief Financial Officer, Styleclick.com will become Chief Financial Officer.
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"The new Styleclick is positioned to be the premier e-merchandising and services company, utilizing proprietary platforms to create, manage, and distribute content and conduct commerce across the Internet," said Maurizio Vecchione, Styleclick.com's President and Co-Chief Executive Officer. "We have the capability to provide services, technologies, and distribution to all brands wishing to enter the e-commerce marketplace."

"ISN is poised, with its extensive team of experienced merchants and retail marketers, to join with Styleclick.com's cutting edge technology in creating a uniquely positioned online retail business," said Bill Lane, Chief Operating Officer, ISN. "Via advanced distribution tools that serve the needs of both brands and consumers, we're extremely confident in the product this new company will deliver."

About Styleclick.com, Inc.
Styleclick.com Inc., the premier network of style-related e-commerce sites, provides comprehensive e- commerce services to retailers and manufacturers and provides consumers with an enhanced online shopping experience. The Company's growing network of e-commerce Web sites includes Styleclick.com, FashionTrip.com, Daisyfuentes.com, Sbicca, and FreeStyle Watches, and others. Styleclick.com has established strategic alliances with many of the leading portals and online networks, including AOL, Excite, iVillage and Women.com. The company's flagship site, located at www.styleclick.com, offers guaranteed original top brand name merchandise for men, women, and children. Styleclick.com features state-of-the-art navigation and content search, and visualization technology, enabling consumers to make informed purchasing decisions. Styleclick.com is the first e- commerce site to provide search results as side-by-side visual images of related merchandise produced by different manufacturers.

USA Networks Interactive
USA Networks Interactive, a USA Company, fulfills a variety of commerce, information and entertainment needs for its wired audience. Interactive includes the Hotel Reservations Network (www.hoteldiscount.com), SCIFI.com, USAnetwork.com and the Internet Shopping Network, whose primary services are First Auction (www.firstauction.com) and First Jewelry (www.firstjewelry.com). USA Networks, Inc also owns a controlling interest in Ticketmaster Online-CitySearch (NASDAQ: TMCS), an internet provider of local content and online transactions (www.citysearch.com and www.ticketmaster.com).

About USA Networks, Inc.
USA Networks, Inc. is a diversified media and electronic commerce company with assets that include the following: USA Network; SCI FI Channel; Studios USA; USA Films; USA Broadcasting; Home Shopping Network; Ticketmaster; USA Electronic Commerce and Services and USA Networks Interactive, which includes the Hotel Reservations Network, SCIFI.com, USAnetwork.com and the Internet Shopping Network, whose primary services are FirstAuction.com and FirstJewelry.com. The company also owns a controlling interest in Ticketmaster Online-CitySearch, Inc., (NASDAQ: TMCS) a leading internet provider of local content and online transactions.

This press release contains forward-looking statements about Styleclick, Inc. (the "Company"), including those statements regarding future operating results and the timing of product introductions, the timing and composition of revenues, among others. Except for historical information, the matters discussed in this press release are forward-looking statements that are subject to certain risks and uncertainties that could cause the actual results to differ materially from those projected. Factors that could cause actual results to differ materially include the following: company integration risks; the unpredictability and potential fluctuations in future revenues and operating results; unforeseen technical or other obstacles in the development or production of the Company's software and Internet products; customer acceptance of the new, updated or revised versions of the Company's software and Internet products; the Company's ability to produce its products on a cost-effective and timely basis, and factors not directly related to the Company, such as the plans and success of the Company's vendors, competitive pressures on pricing, market conditions in general, competition, technological progression, product obsolescence and the changing needs of potential customers and the Style Industries in general.
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INVESTOR NOTICE
Investors are urged to read the proxy statement/prospectus, which will be included in the Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission in connection with the proposed merger because it will contain important information. After it is filed with the SEC, the proxy statement/prospectus will be available free of charge on the SEC's website (www.sec.gov) and from Styleclick's office of investor relations.

EDITOR'S NOTE
Executives from USA Networks, Inc. and Styleclick.com Inc. will be available to discuss the new company with financial analysts on a conference call today at 12:00 p.m. ET. Interested media may listen in on the call.

For further information, media please contact Adrienne Becker for USA Networks, Inc. 212/314-7254, and for investors please contact Roger Clark 212/314-7400. For Styleclick.com Inc. media inquiries please contact Bonnie Poindexter 310/751-2142, and for investors please contact Gail Laguna 310/751- 2100.

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